LAW OFFICES
                                CAPLIN & DRYSDALE
                                    CHARTERED
                             ONE THOMAS CIRCLE, N.W.
                           WASHINGTON, D.C. 20005-5802
                                      -----
                                 (202 ) 862-5000

                            FACSIMILE (202) 429-3301

                                                  WRITER'S DIRECT DIAL NUMBER

                                                  202/862-5000

                                                              July 9, 1997


American Skandia Advisor Funds, Inc.
One Corporate Drive
Shelton, Connecticut 06484

         Re: Pre-Effective Amendment No. 3 to the Registration Statement of American Skandia Advisor Funds, Inc. filed on Form N-1A Securities Act Registration No: 333-23017
                  Investment Company Act No: 811-08085       .

Dear Mesdames and Messrs.:

     We hereby consent to the reference to our firm and legal opinion, as special tax counsel to American Skandia Advisor Funds, Inc., included in the Prospectus of the above-referenced Registration Statement under the headings "Dividends, Capital Gains and Taxes: Taxes" and "Legal Counsel and Independent Accountants."

                                              Very truly yours,


                                              /s/ Caplin & Drysdale, Chartered
                                              Caplin & Drysdale, Chartered